Exhibit 10.13

LEASE AGREEMENT

THIS LEASE AGREEMENT is dated for reference purposes only as of this 11th day of December 2020, between Jack Dymond Lathing Co., LLC, a California limited liability company (“Landlord”), and the Tenant named below.

Summary of Basic Lease Terms

Tenant:	Archer Aviation, Inc., a Delaware corporation

Tenant’s Representative, Address, and Telephone:	Archer Aviation, Inc. 1880 Embarcadero Road Palo Alto, CA 94303 Attention: Adam Goldstein Email: adam@flyarcher.com

Premises:	The interior portion of the Building, containing approximately 14,660 rentable square feet, shown on the drawing attached hereto as Exhibit A, more commonly known as 240 South Whisman Road, Mountain View, California 94041.

Project:	The project commonly known as Pillar Industrial Park consisting of the Premises, the Building and related outdoor parking, driveways and landscaping, situated on approximately 8.23 acres of land.

Building:	240 South Whisman Road Mountain View, California 94041

Parcel:	Assessor Parcel Number: 160-64-002

Lease Term:	Approximately eighteen (18) months beginning on the Commencement Date and ending on the Expiration Date.

Commencement Date:	January 4, 2021 (subject to Paragraph 2.1 below)

Expiration Date	June 30, 2022 (subject to Paragraph 2.1 below)

Initial Monthly Gross Rent:	$25,655.00 (i.e., $1.75 per square foot per month)

Security Deposit:	$26,424.65, subject to the terms of Paragraph 5 below.

Brokers:	Landlord: Cushman & Wakefield

Tenant: Newmark Knight Frank

Parking Spaces:	Forty-nine (49) non-exclusive and non-designated spaces in the Project.

Exhibits:	A. Site Plan - Project B. Space Plan - Premises C. Premises Rules and Regulations D. Electrical Work –– Plans and Specifications E. Excluded Electrical Panel

1.             Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

2.             Acceptance of Premises. Landlord shall deliver the Premises to Tenant on the Commencement Date professionally cleaned, with the mechanical, electrical, plumbing, heating, ventilating and air conditioning systems in good working order, the Building structurally sound and the roof water tight. If any aspect of the Premises in existence as of the Commencement Date does not conform to the foregoing delivery condition, then Tenant may send written notice to Landlord within the first one hundred and eighty (180) days of the Lease Term, in which case Landlord shall rectify the same at Landlord’s sole cost and expense. After such 180-day period, Landlord’s obligations with respect to maintenance, repair and replacement of the Premises and the Building shall be solely as set forth in Paragraph 10 below. Except as provided in this Paragraph 2 and as otherwise expressly provided in this Lease, Tenant shall accept the Premises in its “AS IS, WHERE IS AND WITH ALL FAULTS” condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. Notwithstanding anything to the contrary in in this Lease, Landlord has disclosed to Tenant that the electrical panel depicted on Exhibit E and labeled “No Power” has no power, and Landlord shall not be responsible under this Lease to repair the panel or provide power to the panel.

2.1                Early Access Period. Subject (i) Tenant’s payment of the Security Deposit and first month’s Gross Rent, and (ii) Tenant providing certificates of insurance evidencing the coverage required under Paragraph 9 below, Landlord shall allow Tenant early access to the Premises prior to the Commencement Date upon mutual execution of the Lease (the “Early Access Period”) for moving in furniture and equipment, setting up its operations and performing the Electrical Work. The Early Access Period shall be at least 30 days. If the Commencement Date in the Summary of Basic Lease Terms is fewer then 30 days after Landlord delivers early access to Tenant under this Paragraph 2.1, then the Commencement Date shall be delayed to be the date that is 30 days after Landlord delivers such access; provided, however, that in no event shall the Commencement Date be delayed beyond January 15, 2021 to accommodate a 30-day Early Access Period. Tenant shall not be permitted to use the Premises for its normal business operations during the Early Access Period. All terms and conditions of the Lease shall apply during the Early Access Period except that Tenant shall not be obligated to pay Gross Rent but shall pay for any utilities used.

2.2                Option to Extend the Lease Term. Subject to the absence of any Event of Default (or any default or breach with which the giving of notice or the passage of time would constitute an Event of Default), the original Tenant under this Lease and any Permitted Transferees shall have a one-time right to extend the initial Lease Term for a twelve (12) month period through and until July 4, 2023 (the “Option Term”), exercisable upon Tenant delivering to Landlord written notice no earlier than nine (9) months, and no later than six (6) months, prior to the expiration of the initial Lease Term. During the Option Term, Tenant shall continue to lease the Premises in accordance with all terms and conditions of this Lease, and the Gross Rent shall adjust in accordance with Paragraph 4.1 below.

3.             Use. The Premises shall be used only for warehouse, industrial and electronics testing and related legal uses necessary or incidental thereto and any other permitted or legal use available to the Tenant. Tenant represents and warrants that it has obtained (or will obtain) all required business licenses from the City of Mountain View and other agencies having jurisdiction over the Premises for Tenant’s permitted use of the Premises. Tenant is solely responsible for ensuring that its use of the Premises conforms with all applicable land use and zoning requirements. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Tenant shall not be permitted to have outside storage in the parking areas. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, the “Legal Requirements”). The Premises shall not be used as a place of public accommodation under the Americans with Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. In the event that Landlord receives written notice from a governmental authority that the Premises is not in compliance with applicable Legal Requirements existing as of the Commencement Date of this Lease and such non-compliance is not related to Tenant’s specific use of the Premises or Tenant-Made Alterations to the Premises performed by Tenant, Landlord shall make such modifications as may be required by order or directive of applicable governmental authority in order to bring the Premises into compliance with applicable Legal Requirements as of the date of this Lease without cost or expense to Tenant. Furthermore, in the event Landlord receives notice that the Premises is not in compliance with applicable Legal Requirements which come into effect after the Commencement Date of this Lease and such non-compliance is not related to Tenant’s specific use of the Premises or Tenant-Made Alterations to the Premises performed by Tenant, Landlord shall make such modifications as may be required by order or directive of applicable governmental authority in order to bring the Premises into compliance with applicable Legal Requirements. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s specific use or occupation of the Premises (but not research, development or office use in general) and in connection with any Tenant-Made Alterations or Tenant requests for governmental permits or approvals. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits or the disallowance of the existing roof warranty. If any increase in the cost of any insurance on the Premises is caused by Tenant’s specific use or occupation of the Premises (but not warehouse, research, development or office use in general) or Tenant-Made Alterations, or because Tenant vacates the Premises prior to the end of the Lease Term, then Tenant shall pay the amount of such increase to Landlord. Notwithstanding anything contained herein to the contrary, Tenant has agreed to (1) use commercially reasonable efforts to obtain a permit for the Electrical Work described on Exhibit D and (2) submit its request for a permit for the Electrical Work to the City of Mountain View no later than five (5) days after execution of the Lease by Tenant. If the Tenant is unable to obtain the permit for the Electrical Work despite its commercially reasonable efforts within ninety (90) days after Tenant executes the Lease (the “Permit Contingency Period”), then Tenant may terminate this Lease upon (a) written notice to Landlord received prior to the expiration of the Permit Contingency Period and (b) payment of a termination fee (the “Termination Fee”) of $25,000 to reimburse Landord for its costs and expenses related to the design, planning, negotiation and documentation of the Lease transaction and all lease termination expenses. Upon such termination, Landlord shall be entitled to retain any Gross Rent paid by Tenant prior to the date of such termination and to retain the Termination Fee. Landlord and Tenant agree that the Termination Fee, and any Gross Rent paid by Tenant prior to termination, constitute a fair and reasonable approximation of the costs and expenses incurred by Landlord in connection with the Lease transaction and the termination of the Lease. Tenant shall provide Landlord with weekly updates on the status of the permit for the Electrical Work and, upon receipt of the permit from the City, Tenant shall promptly provide Landlord with a copy of the same and waive in writing its right to terminate under this Paragraph 3. If Tenant receives the permit for the Electrical Work during the Permit Contingency Period, or fails to send a notice of termination under this Paragraph 3 before the expiration of the Permit Contingency Period, then this Lease shall continue in full force and effect, and Tenant shall no longer have any right under this Paragraph 3 to terminate this Lease.

4.             Gross Rent. Tenant shall pay Gross Rent in the amount set forth on Page 1 of this Lease. The first month’s Gross Rent shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Gross Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Gross Rent for any fractional calendar month shall be prorated based on the actual number of days in the applicable calendar month. All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made by check or by Electronic Fund Transfer (“EFT”) of immediately available federal funds before 11:00 a.m., Pacific Time at such place, within the continental United States, as Landlord may from time to time designate to Tenant in writing. The obligation of Tenant to pay Gross Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Gross Rent for more than 5 days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent (5%) of such delinquent sum; provided, however, for the first such late payment per twelve (12) month period, no late charge shall be assessed unless such failure continues for five (5) days after written notice thereof. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty.

4.1                Adjustments in Gross Rent. The monthly Gross Rent payable by Tenant under this Lease shall increase by three percent (3%) on each anniversary of the Commencement Date during which the Lease Term (including any Option Term) is in effect. Accordingly, on January 4, 2022, the monthly Gross Rent payable by Tenant shall be increased to $26,424.65 and, if the Option Term is exercised pursuant to Paragraph 2.2 above, then on January 4, 2023, the monthly Gross Rent payable by Tenant shall be increased to $27,217.39.

5.             Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Tenant waives any limitations set forth in California Civil Code Section 1950.7 limiting the use to which a security deposit may be applied. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Paragraph 5, provided Landlord transfers or credits the amount of the Security Deposit to such person or entity. Within forty-five (45) days after the expiration or termination of this Lease, Landlord shall return to Tenant that portion of the Security Deposit not used or applied by Landlord along with a written accounting of any application of the amounts used or applied by Landlord.

6.             No Additional Rent. The Gross Rent payable under this Lease is inclusive of any Tenant contribution to the costs and expenses incurred by Landlord during the Lease Term with respect to the ownership, maintenance, repair, replacement and operation of the Premises and the Project; provided, however, subject to Paragraphs 9 and 15, Tenant shall be responsible for reimbursing Landlord for the entire cost of any maintenance, repairs, or replacement to address damage to the Premises, the Building or the Project caused by Tenant, its agents, employees, contractors or invitees.

7.             Taxes. The Gross Rent payable under this Lease is inclusive of any Tenant contribution toward taxes, assessments and governmental charges that accrue against the Parcel during the Lease Term. However, if any such tax or excise is levied or assessed directly against Tenant or results from any Tenant-Made Alterations, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

8.             Utilities. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, internet, sewer, sprinkler services, refuse and trash collection, janitorial services, and other utilities and services used on the Premises billed or metered separately to the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent.

9.             Insurance. Landlord shall maintain all risk or special form property insurance covering the full replacement cost of the Building and commercial general liability insurance on the Project in forms and amounts customary for properties substantially similar to the Project (but in no event less than coverage providing, on an occurrence basis, for a minimum amount of $1,000,000 per occurrence and $2,000,000 general aggregate), subject to commercially reasonable deductibles. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including but not limited to, rent loss insurance. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the total insurance cost calculations). Tenant shall reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s specific and unique use of the Premises (but not including general warehouse or industrial use) or as a result of any Tenant-Made Alterations.

9.1                Tenant Insurance. Tenant, at its expense, shall maintain during the Lease Term the following insurance, at Tenant’s sole cost and expense: (1) commercial general liability insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum amount of $1,000,000 per occurrence and $2,000,000 general aggregate; (2) all risk or special form property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant; (3) workers’ compensation insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute and shall include a waiver of subrogation in favor of Landlord; (4) employers liability insurance of at least $1,000,000, (5) business automobile liability insurance having a combined single limit of not less than $1,000,000 per occurrence insuring Tenant against liability arising out of the ownership maintenance or use of any owned, hired or nonowned automobiles, (6) business interruption insurance with a limit of liability representing loss of at least approximately 6 months of income, and (7) Excess or Umbrella Liability of $5,000,000 per occurrence and $5,000,000 general aggregate. Excess or Umbrella Liability policy will follow-form over the General Liability and Commercial Auto policies. Any company writing any of Tenant’s insurance shall have an A.M. Best rating of not less than A-VIII and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). All commercial general liability insurance policies shall name Tenant as a named insured and Landlord, its property manager, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. The limits and types of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. Tenant shall provide Landlord with certificates of such insurance as required under this Lease prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter upon renewals at least 15 days prior to the expiration of the insurance coverage. Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements of this Paragraph have been met, and failure of Landlord to identify a deficiency from evidence provided will not be construed as a waiver of Tenant’s obligation to maintain such insurance. In the event any of the insurance policies required to be carried by Tenant under this Lease shall be cancelled prior to the expiration date of such policy, or if Tenant receives notice of any cancellation of such insurance policies from the insurer prior to the expiration date of such policy, Tenant shall: (a) immediately deliver notice to Landlord that such insurance has been, or is to be, cancelled, (b) shall promptly replace such insurance policy in order to assure no lapse of coverage shall occur, and (c) shall deliver to Landlord a certificate of insurance for such policy. The insurance required to be maintained by Tenant hereunder are only Landlord’s minimum insurance requirements and Tenant agrees and understands that such insurance requirements may not be sufficient to fully meet Tenant’s insurance needs.

9.2                Insurance Requirements. The all-risk or special form property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Notwithstanding anything to the contrary in this Lease, neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by or resulting from any risk coverable by all risk or special form property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage without regard to the negligence or willful misconduct of the entity so released. All of Landlord’s and Tenant’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this paragraph. The failure of a party to insure its property shall not void this waiver. Tenant and its agents, employees and contractors shall not be liable for, and Landlord hereby waives all claims against such parties for losses resulting from an interruption of Landlord’s business, or any person claiming through Landlord, resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Tenant or its agents, employees or contractors. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for losses resulting from an interruption of Tenant’s business, or any person claiming through Tenant, resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

10.           Landlord’s Repairs. Landlord shall maintain and repair (including, without limitation replacement when required), at its sole expense (a) the structural soundness of the roof, (including the roof membrane), (b) the structural soundness of the foundation; (c) the structural soundness of the exterior walls and all load-bearing walls of the Building (d) the parking areas and other exterior areas of the Project, including, but not limited to paving and parking areas, roads, alleys, and driveways, landscaping, exterior painting, utility lines and exterior lighting; and (e) the mechanical and building systems of the Building including, but not limited to, electrical, lighting, plumbing, heating, ventilating and air conditioning systems; provided, however, subject to Paragraphs 9 and 15, Tenant shall be responsible for reimbursing Landlord for the entire cost of any maintenance, repairs, or replacement to address damage to the Premises, the Building or the Project caused by Tenant, its agents, employees, contractors or invitees. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

11.           Tenant’s Repairs. Subject to Landlord’s obligation in Paragraph 10 and subject to Paragraphs 9 and 15 and as otherwise expressly provide in this Lease, Tenant, at its expense, shall repair, replace (as needed) and maintain in good condition all interior, non-structural portions of the Premises and all entries, doors, ceilings, windows, interior walls, the interior side of demising walls and Tenant-Made Alterations (including, without limitation, any additional heating, ventilation and air conditioning and electrical systems installed by Tenant). If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may give Tenant notice to do such acts as a reasonably required to fulfill Tenant’s obligations under this Paragraph 11 and, if Tenant thereafter fails to promptly commence such work and diligently prosecute it to completion, then Landlord may perform such work and be reimbursed by Tenant within 30 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, employees, contractors, or invitees.

12.           Tenant-Made Alterations and Trade Fixtures. Except for interior cosmetic painting, any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”), shall be subject to Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion. However, Landlord shall not unreasonably withhold consent to Tenant’s installation of that certain minor electrical work to the Premises described on Exhibit D attached hereto (the “Electrical Work”) if such Electrical Work is performed at Tenant’s sole cost in accordance with all applicable permits, approvals, insurance requirements and Legal Requirements, and is installed in accordance with the requirements under this Paragraph 12. The Electrical Work shall constitute a a Tenant-Made Alteration. All Tenant-Made Alterations, if any, shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Except for minor or cosmetic work, Tenant shall reimburse Landlord for its reasonable and actual out of pocket 3rd party costs in reviewing plans and specifications and in monitoring construction, not to exceed $2,500.00. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all general contractors and major subcontractors performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. For work which costs in excess of $75,000, Landlord may condition its consent upon Tenant providing a lien and completion bond in an amount equal to one hundred and fifty (150%) of the estimated cost of such Tenant-Made Alteration. Tenant shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all general contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, any Tenant-Made Alterations constructed by or on behalf of Tenant (other than interior painting) shall be removed from the Premises at Tenant’s expense, except to the extent Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations that they may remain on the Premises as Landlord’s property. Upon Tenant’s written request, Landlord shall provide Tenant, at the time of Tenant’s request for approval of any Tenant-Made Alterations (including, but no limited to, the Electrical Work), a list of which Tenant-Made Alterations , if any, may remain on the Premises as Landlord’s property upon surrender of the Premises. Tenant shall repair any damage caused by the removal of the Tenant-Made Alterations upon surrender of the Premises and restore the Premises to the condition in which Tenant received it in accordance with Paragraph 21 below.

13.           Signs. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Notwithstanding the foregoing, Tenant shall have the right to install signage on the exterior of the Building and on the monument sign designated for the Building with its company name and/or logo, subject to (i) compliance with all applicable Legal Requirements, (ii) the Project’s sign criteria and (iii) Landlord’s reasonable approval of the size, location, color, style and contents of the signage. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface and the monuments to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for its signage.

14.           Parking. Tenant shall be entitled, at no additional charge, to use the number of non-designated and non-exclusive parking space specified on the first page of this Lease. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties and makes no representations or warranties that the available parking is sufficient for Tenant’s use of Premises. Tenant shall not park or permit any parking of vehicles overnight.

15.           Restoration. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within ten (10) business days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 45 days, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord’s notice. If neither party elects to terminate this Lease or if Landlord reasonably estimates that restoration will take 45 days or less, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events (as defined in Paragraph 33). Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Gross Rent shall be abated for the period of repair and restoration commencing on the date of such casualty event in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

16.           Condemnation. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Gross Rent shall be apportioned as of said date. In the event (i) more than thirty percent (30%) of the Premises is involved in a Taking as described in this Paragraph 16, or (ii) more than thirty percent (30%) of the parking spaces for the Building are Taken and not replaced by Landlord with other parking spaces in the Project proximate to the Building, and in either case the Taking, in Tenant’s reasonable judgment, would materially interfere with or impair Tenant’s operations at the Premises, then in any such event Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord within thirty (30) days of such Taking. If a part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Gross Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant. The foregoing termination right in this Paragraph 16 shall be in addition to, and not in lieu of, the termination rights of Landlord and Tenant set forth in the Summary of Basic Lease Terms.

17.           Assignment and Subletting. Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises (each a “Transfer”) without Landlord’s prior written consent, which shall not be unreasonably withheld conditioned or delayed. Each Tenant request for a Transfer accompanied by such documentation and information as shall enable Landlord to evaluate the request for Transfer. It shall be reasonable for the Landlord to withhold, delay or condition its consent, where required, to any requested Transfer in any of the following instances: (i) the assignee or the sublessee of more than fifty percent (50%) of the Premises does not have the credit, net worth or liquidity necessary, in Landlord’s reasonable opinion, to fulfill the obligations of Tenant under this Lease; (ii) occupancy of the Premises by the assignee or sublessee would, in Landlord’s reasonable opinion, violate any agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (iii) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; and (iv) in the case of a sublease, the subtenant has not acknowledged that the sublease is subject and subordinate to the Lease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the Transfer as Landlord may reasonably request. Landlord may revoke its consent immediately and without notice if, as of the effective date of the assignment or sublease, there has occurred and is continuing any Event of Default periods under this Lease. For purposes of this paragraph, a transfer of 49% or more of the ownership interests controlling Tenant shall be deemed a Transfer of this Lease unless such ownership interests are publicly traded.

17.1             Recapture Right. Upon Landlord’s receipt of Tenant’s written notice of a desire to assign or sublet the Premises, Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant’s notice, terminate this Lease with respect to the space described in Tenant’s notice, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease. Tenant may withdraw its notice to sublease or assign by notifying Landlord within 10 days after Landlord has given Tenant notice of such termination, in which case the Lease shall not terminate but shall continue.

17.2             Permitted Assignments. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity wholly owned by Tenant, or comprised of exactly the same ownership as Tenant; (ii) any corporation or other entity resulting from the merger or consolidation of Tenant where the resulting Tenant entity maintains a post transfer tangible net worth equal to or greater than Tenant’s immediately prior to such assignment or sublease or the tangible net worth of the Tenant at the time it executed the Lease; or (iii) any corporation, partnership or other entity, or person which acquires 49% or more of the ownership interests controlling Tenant or all or substantially all of the assets of Tenant where the resulting Tenant entity maintains a post transfer tangible net worth equal to or greater than Tenant’s immediately prior to such assignment or sublease or the tangible net worth of the Tenant at the time it executed the Lease (each a “Permitted Transferee”), without the prior written consent of Landlord. Tenant hereby agrees to give Landlord written notice ten (10) days prior to such merger, consolidation, or transfer of assets along with any documentation reasonably requested by Landlord related to the required conditions as provided above. Except for a transfer to a Permitted Transferee, Tenant shall reimburse Landlord for all of Landlord’s reasonable third party out-of-pocket expenses in connection with any assignment or sublease, not to exceed $2,500.00. This Lease shall be binding upon Tenant and its successors and permitted assigns.

17.3             Primary Responsibility and Excess Rental. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder 50% such excess rental and other excess consideration, after first deducting the customary and reasonable cost of any real estate commissions, attorneys’ fees, Landlord approved tenant improvements, credit for free rent and other inducement costs incurred in connection with such assignment or sublease, within 10 days following receipt thereof by Tenant; provided in the event of a sublease which is less than 100% of the Premises such excess rental and other consideration shall be applied on a square foot basis.

17.4              Additional Conditions of Subletting and Assignment. If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon an Event of Default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

18.           Indemnification. Except for the negligence or willful misconduct of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord’s agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18.

19.           Inspection and Access. After providing Tenant with written notice of its intent to enter the Premises for the purposes stated below, Landlord and its agents, representatives, and contractors may enter the Premises at reasonable times no earlier than twenty-four (24) hours (except in the case of an emergency) after such notice for the purpose inspecting the Premises, making such repairs as may be required or permitted pursuant to this Lease, or showing the Premises to prospective purchasers or lenders. Additionally, after providing Tenant with written notice of its intent to enter the Premises no earlier than twenty-four (24) hours after the delivery of such notice, Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let, or that the Project is available for sale, at any time. Landlord may grant easements, make public dedications, designate and modify common areas and create restrictions on or about the Premises. At Landlord’s request, Tenant shall execute commercially reasonable instruments as may be necessary for such easements, dedications or restrictions.

20.           Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord. Subject to Legal Requirements and Landlord’s remedies following an Event of Default, Tenant shall have access to the Premises 24 hours a day, 7 days a week.

21.           Surrender. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received ordinary wear and tear, casualty loss and condemnation covered by Paragraphs 15 and 16 and otherwise in accordance with requirements set forth in herein. Without limiting the foregoing, Tenant prior to surrender shall clean any staining on the foundations and flooring resulting from oil, gasoline or other automotive fluids, to the extent caused by Tenant or its employees, agents contractors or invitees. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations and all obligations concerning the condition and repair of the Premises. The foregoing shall not be construed to limit Landlord’s other remedies in connection with Tenant’s failure to meet its removal and surrender obligations under this Lease. Upon Tenant’s request prior to the expiration or termination of the Lease Term, Landlord shall conduct an inspection of the Premises to identify for Tenant any Tenant maintenance, repair or replacement obligations to the extent they are visually identifiable by Landlord during such inspection.

22.           Holding Over. If Tenant retains possession of the Premises after the expiration or earlier termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Gross Rent for the holdover period, an amount determined as follows: The product of the last month’s Gross Rent in effect prior to the expiration or termination date of the Lease Term, and a percentage multiplier of two hundred percent (200%). All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages (but not punitive damages, which Landlord hereby waives) incurred by Landlord as a result of such holding over; provided, however, that Landlord provides Tenant with written notice that Landlord is in negotiations with another prospective tenant, and Tenant fails to thereafter surrender the Premises in accordance with this Lease on, or prior to, the date identified in Landlord’s notice. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises. For purposes of this Paragraph 22, “possession of the Premises” shall continue until, among other things, Tenant has delivered all keys to the Premises to Landlord, Landlord has complete and total dominion and control over the Premises, and Tenant has completely fulfilled all obligations required of it upon termination of the Lease as set forth in this Lease, including, without limitation, those concerning the condition and repair of the Premises.

23.           Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(i)                 Tenant shall fail to pay any installment of Gross Rent or any other payment required herein when due, and such failure shall continue for a period of 5 business days after written notice from Landlord to Tenant that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 1 time in any consecutive 12-month period, and the failure of Tenant to pay any second or subsequent installment of Gross Rent or any other payment required herein when due in any consecutive 12-month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable law.

(ii)                Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(iii)               Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, if the same is replaced in each case, as permitted in this Lease and no lapse in coverage occurred during such replacement process.

(iv)               Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

(v)                Tenant shall fail to discharge or bond over in a manner reasonable acceptable to Landlord any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

(vi)               Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises); provided that if more than 30 days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the 30 day period and thereafter diligently prosecutes it to completion.

(vii)              Tenant agrees that any notice given by Landlord pursuant to this Paragraph of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

24.           Landlord’s Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandoned the Premises prior to the end of the term hereof, or if Tenant’s right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the Civil Code of California: (i) the worth at the time of award of the unpaid Gross Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Gross Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonable avoided; (iii) the worth at the time of award by which the reasonable value of the unpaid Gross Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The “worth at the time of award” of the amounts referred to in Paragraphs (i) and (ii) is computed by allowing interest at the lesser of 10 percent per annum or the maximum lawful rate. The “worth at the time of award” of the amount referred to in Paragraph (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent; (b) The “time of award” as used in clauses (i), (ii), and (iii) above is the date on which judgment is entered by a court of competent jurisdiction; (c) The “reasonable value” of the amount referred to in clause (ii) above is computed by determining the mathematical product of (1) the “reasonable annual rental value” (as defined herein) and (2) the number of years, including fractional parts thereof, between the date of termination and the time of award. The “reasonable value” of the amount referred to in clause (iii) is computed by determining the mathematical product of (1) the annual Gross Rent and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award. Tenant acknowledges and agrees that the term “detriment proximately caused by Tenant’s failure to perform its obligations under this Lease” includes, without limitation, the value of any abated or free rent given to Tenant.

Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code Section 1951.4, and the following provision from such Civil Code Paragraph is hereby repeated: “The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign subject only to reasonable limitations).” Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting.

25.           Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary provided that Landlord commences such cure within the 30-day period and diligently prosecutes it to completion). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease or offset any Gross Rent or other amounts due under this Lease for breach of Landlord’s obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Premises and all income derived therefrom following notice from Tenant of any claims of Landlord default, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. Notwithstanding the negligence (including, without limitation, gross negligence) or breach of this Lease by Landlord or its agents, neither Landlord nor its agents shall be liable under any circumstances (pursuant to any legal or equitable remedy) for: (i) injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises, or from other sources or places, (ii) injury to Tenant’s business or for any loss of income or profit therefrom, or (iii) consequential or punitive damages. Instead, it is intended that Tenant’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Tenant is required to maintain pursuant to the provisions of this Paragraph.

26.           Landlord Lien Waiver. Landlord hereby irrevocably waives any right, title or interest in or to Tenant’s furniture, fixtures, equipment and inventory (collectively, “Personal Property”) and Trade Fixtures that the Tenant may now or hereafter have at the Premises (and/or use in connection with Tenant’s business operations at the Premises) and agrees that the Personal Property and the Trade Fixtures are, and shall remain personal property, notwithstanding the manner in which it is installed or affixed to the Premises. Provided there is no ongoing Event of Default, at least twenty (20) business days prior written notice from Tenant, Landlord hereby agrees to deliver Landlord’s commercially reasonable form of consent and waiver of lien rights with respect to Tenant’s Personal Property and Trade Fixtures to Tenant’s lenders and to Tenant’s lessors of Personal Property and/or Trade Fixtures.

27.           Subordination. This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Premises or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof (collectively, “Security Instruments” and each a “Security Instrument”) without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder of a Security Instrument. Subject to the requirements of this Paragraph, Tenant agrees upon demand to execute, acknowledge and deliver such commercially reasonable instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder; provided, however, that Tenant shall not have any right to any form of non-disturbance agreement from the mortgagee or the beneficiary given the short-term nature of this Lease. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

28.           Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

29.           Estoppel Certificates. Each party agrees, from time to time, within 10 business days after request of the requesting party, to execute and deliver to the requesting party, or the requesting party’s designee, any estoppel certificate requested by the other, stating, if true, that this Lease is in full force and effect, the date to which rent has been paid, that the requesting party is not in default hereunder (or specifying in detail the nature of the requesting party’s default), the expiration date of this Lease and such other matters pertaining to this Lease as may be reasonably requested by the requesting party. Each party’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for each party’s execution of this Lease. No cure or grace period provided in this Lease shall apply to either party’s obligations to timely deliver an estoppel certificate.

30.           Environmental Requirements. Except for Hazardous Material contained in products used by Tenant in de minimis or reasonable quantities that are in compliance with Environmental Requirements for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. Prior to the Commencement Date (or any earlier access date under this Lease), Tenant shall provide Landlord with a list of any Hazardous Material (such as chemicals, solvents or heavy metals) that Tenant plans to use in the Premises for Landlord’s approval in Landlord’s sole and absolute discretion. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to comply with the terms and conditions of this Paragraph 30.

30.1              Tenant Environmental Indemnity. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages, expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, reasonable attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by the Environmental Requirements) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for any breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease

30.2              Limitations on Tenant Liability for Hazardous Materials. Landlord represents and warrants that, to Landlord’s actual knowledge as of the Commencement Date, there are no Hazardous Materials in, on or under the Premises in violation of Environmental Requirements. Notwithstanding anything to the contrary in this Paragraph 30, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises (i) caused or permitted by Landlord, its agents, employees, contractors or invitees; (ii) in existence prior to the Commencement Date (or any early date of entry by Tenant during the Early Access Period); or (iii) that migrate onto or under the Premises by no fault of Tenant, its agents, employees, contractors or invitees, except in each case to the extent exacerbated by Tenant its agents, employees, contractors, subtenants or invitees. As used herein, the phrase “Landlord’s actual knowledge” shall mean the actual knowledge, without duty to further investigate or inquire, of Mitchell J. Kalcic, a principal of Landlord. Notwithstanding the foregoing definition, in no event shall the named individual have any personal liability to Tenant under this Lease, at law or in equity.

30.3              Inspections, Testing and Hazardous Material Conditions. Subject to the requirements of Paragraph 19 above, Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises; provided, any such inspections and tests shall be done at a time and in a manner so as minimize interference with Tenant’s operations at the Premises. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. If a condition involving the presence of, or a contamination by, a Hazardous Material at the Premises that requires remediation (a “Hazardous Material Condition”) occurs or is discovered during the Lease Term and is not Tenant’s responsibility under this Lease or the Legal Requirements (in which Tenant’s-responsibility case Tenant shall make the investigation and remediation thereof required by this Lease and/or the Legal Requirements and this Lease shall continue in full force and effect, but subject to Landlord’s rights under Paragraph 6(B)(4) and Paragraph 9), and if Landlord elects to remediate such condition and the estimated cost therefor exceeds $150,000, Landlord may, at Landlord’s sole discretion, give written notice to Tenant of Landlord’s desire to terminate this Lease as of the date 30 days following the date of such notice. In the event Landlord elects to give a termination notice, Tenant may, within 10 days thereafter, give written notice to Landlord of Tenant’s commitment to pay the amount by which the cost of the remediation of such Hazardous Material Condition exceeds $150,000. Tenant shall provide Landlord with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Landlord shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Tenant does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Landlord’s notice of termination.

31.           Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with the current rules and regulations attached hereto as Exhibit C and any reasonable amendments, modifications or additions thereto that do not circumvent the express terms of this Lease as may hereafter be promulgated by Landlord at any time or from time to time established covering use of the Premises. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

32.           Security Service. Tenant acknowledges and agrees that Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33.           Force Majeure. Landlord and Tenant shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord or Tenant, as applicable (“Force Majeure”). In no event shall any Force Majeure event excuse, delay or release the performance of any monetary obligation of Tenant under this Lease.

34.           Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35.           Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36.           Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the brokers, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the brokers, if any, set forth on the first page of this Lease, and Landlord agrees to indemnify and hold Tenant harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Landlord with regard to this leasing transaction. Landlord shall pay said brokers a commission pursuant to a separate agreement, which separate agreement shall provide that the commission payable shall not be earned or payable unless and until the earlier of (i) Tenant obtaining a permit from the City of Mountain View for the Electrical Work and waiving in writing its termination right under Paragraph 3, or (ii) the expiration of the Permit Contingency Period if Tenant has not then terminated the Lease pursuant to Paragraph 3. If the Tenant terminates the Lease pursuant to Paragraph 3, then the separate agreement shall provide that no commission shall be payable to said brokers.

37.           Disclosure Regarding Prior Use. Landlord has informed Tenant, and Tenant understands and acknowledges, that due to the prior use of the Premises as a gymnasium, there may be a residual odor in the Building. Landlord is not required to address or remediate this odor in connection with Tenant’s use of the Premises under this Lease. Tenant has investigated the odor prior to the Commencement and waives any right to object to, or hold Landlord responsible for, any resolution or remediation of the odor. Landlord recommends that Tenant circulate air in the Building to mitigate the odor.

38.                Miscellaneous.

(a)                Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b)                If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c)                All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to Landlord at c/o The Pillar Group, 951 Industrial Road, Suite F, San Carlos, CA 94070, Attn: Mitch Kalcic, and addressed to Tenant at its address in the Summary of Basic Lease Terms. Upon receipt of Landlord’s Notice, the lender shall thereupon have the right but not the obligation to cure such default within any applicable cure period, running concurrently, that Tenant has, if any. Either party may by notice given aforesaid change its address for all subsequent notices or add an additional party to be copied on all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery (or refusal thereof).

(d)                Except as otherwise expressly provided in this Lease or as otherwise required by law, wherever in this Lease the consent of a Landlord or Tenant is required to an act by or for the other party, such consent shall not be unreasonably withheld.

(e)                At Landlord’s request from time to time (but not more than 1 time during any 12-month period), and subject to a customary non-disclosure agreement, Tenant shall furnish Landlord with true and complete copies of Tenant’s most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants.

(f)                 Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(g)               The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h)               The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i)                Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j)                 Any amount not paid by Tenant within 5 business days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 10 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k)                Construction and interpretation of this Lease shall be governed by the laws of the state in which the Premises is located, excluding any principles of conflicts of laws.

(l)                 Time is of the essence as to the performance of Tenant’s and Landlord’s obligations under this Lease.

(m)               All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(n)                In the event either party hereto initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party in such action shall reimburse the prevailing party for its reasonable attorney’s fees, filing fees, and court costs.

(o)                Tenant agrees and understands that Landlord shall have the right (provided that the exercise of Landlord’s rights does not adversely affect Tenant’s use and occupancy of the Premises or subject Tenant to additional costs), without Tenant’s consent, to place a solar electric generating system on the roof of the Building or enter into a lease for the roof of the Building whereby such roof tenant shall have the right to install a solar electric generating system on the roof of the Building. Upon receipt of written request from Landlord, Tenant, at Tenant’s sole cost and expense, shall deliver to Landlord data regarding the electricity consumed in the operation of the Premises (the “Energy Data”) for purposes of regulatory compliance, manual and automated benchmarking, energy management, building environmental performance labeling and other related purposes, including but not limited, to the Environmental Protection Agency’s Energy Star rating system and other energy benchmarking systems. Landlord shall use commercially reasonable efforts to utilize automated data transmittal services offered by utility companies to access the Energy Data. Landlord shall not publicly disclose Energy Data without Tenant’s prior written consent. Landlord may, however, disclose Energy Data that has been modified, combined or aggregated in a manner such that the resulting data is not exclusively attributable to Tenant. Landlord shall furnish to Tenant all disclosures and other documentation and information for the Premises required under Section 25402.10 of the California Public Resources Code and its implementing regulations prior to the date of execution of the Lease. Notwithstanding anything herein to the contrary, Tenant acknowledges and accepts that a violation by Landlord of this paragraph shall not give Tenant the right to rescind or terminate this Lease in any manner whatsoever.

(p)               This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Lease. Execution copies of this Lease may be delivered by facsimile or email, and the parties hereto agree to accept and be bound by facsimile signatures or scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Lease having the same binding effect as an original signature on an original Lease. At the request of either party, any facsimile document or scanned document transmitted via email is to be re-executed in original form by the party who executed the original facsimile document or scanned document. Neither party may raise the use of a facsimile machine or scanned document or the fact that any signature was transmitted through the use of a facsimile machine or email as a defense to the enforcement of this Lease.

(q)                If Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”) Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant this Paragraph of the Lease, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. In such case, Tenant’s Representative shall (a) remain subject to all of the terms and requirements of this Paragraph; (b) shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (1) three (3) months’ Rent and other monetary charges accruing under this Lease; and (2) any sum specified in Paragraph 1 (Basic Lease Provisions) of this Lease; and (c) shall have provided Landlord with adequate other assurance of the future performance of the obligations of Tenant under this Lease. In the event that an attorney is employed or expenses are incurred to pursue, protect, enforce or litigate the obligations hereunder, whether by suit, action or other proceeding, Tenant’s Representative promises to pay all such expenses and reasonable attorneys’ fees, including, without limitation, reasonable attorneys’ fees incurred in or with respect to any bankruptcy proceeding.

39.           Limitation of Liability of Trustees, Shareholders, and Officers of Landlord. Any obligation or liability whatsoever of Landlord which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise, except to the extent of a willful unlawful distribution of Landlord’s income to such parties.

40.           Accessibility; Americans with Disabilities Act.

(i)                 CASp Statement. Landlord makes the following statement based on Landlord’s actual knowledge in order to comply with California Civil Code Section 1938: The Building and Premises have not undergone an inspection by a Certified Access Specialist (CASp).

(ii)                No Representation or Warranty. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Tenant’s specific use of the Premises, Landlord makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Tenant’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Tenant agrees to make any such necessary modifications and/or additions at Tenant’s expense.

(iii)              California Law Disclosure. A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

(iv)               Acknowledgement. Landlord and Tenant hereby mutually agree that in the event a CASp inspection is requested by Tenant, the fee for the CASp inspection shall be paid by Tenant and the cost of making any repairs necessary to correct violations of construction-related accessibility standards noted in the CASp inspection shall be paid by Landlord or Tenant pursuant to the terms of this Lease.

41.           WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

42.           ASBESTOS DISCLOSURE. LANDLORD HEREBY DISCLOSES TO TENANT THAT, BASED ON THE AGE OF THE BUILDING, LANDLORD HAS REASONABLE CAUSE TO BELIEVE THAT ASBESTOS-CONTAINING MATERIALS MAY BE PRESENT IN THE BUILDING AND THE PREMISES. TENANT ACKNOWLEDGES THAT LANDLORD HAS SATISFIED ITS OBLIGATION TO NOTIFY TENANT OF THE PRESENCE OF ASBESTOS-CONTAINING MATERIALS IN THE BUILDING PURSUANT TO CALIFORNIA HEALTH & SAFETY CODE SECTION 25359.7, AND TENANT SHALL NOT DISTURB ANY MATERIALS THAT MAY CONTAIN ASBESTOS.

43.           Arbitration. Except as otherwise expressly provided herein, in the event of any dispute or disagreement between the parties as to the validity, construction, enforceability or performance of this Lease which cannot be resolved by the mutual agreement of the parties, and mindful of the high cost of litigation, not only in dollars but time and energy as well, the parties intend to and do hereby establish a quick, final and binding out-of-court dispute resolution procedure to be followed in the unlikely event any controversy should arise out of or concerning the performance of this Lease. Accordingly, the parties do hereby covenant and agree as follows:

(i)                 Any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, shall be determined, at the request of any party to this Lease by binding arbitration before a retired judge of the applicable court of jurisdiction affiliated with Judicial Arbitration & Mediation Services, Inc. (“J.A.M.S.”) conducted at a location determined by an arbitrator in the County of Santa Clara, State of California administered by and in accordance with the then existing Rules of Practice and Procedure of Judicial Arbitration & Mediation Services (J.A.M.S.), and judgment upon any award rendered by the arbitrator(s) may be entered by any state or federal Court having jurisdiction thereof.

(ii)                The provisions of California Code of Civil Procedures Section 1283.05 or its successor section(s) are incorporated in and made a part of this Lease. Depositions may be taken and discovery may be obtained in any arbitration under this Lease in accordance with such section(s).

(iii)              The arbitrator shall determine which is the prevailing party and may include in the award that party’s costs and reasonable attorneys’ fees.

(iv)               As soon as practicable after selection of the arbitrator, the arbitrator or such arbitrator’s designated representative shall determine a reasonable estimate of anticipated fees and costs of the arbitrator, and render a statement to each party setting forth that party’s pro rata share of such fees and costs. Thereafter each party shall, within ten (10) days of receipt of such statement, deposit such sum with the arbitrator. Failure of any party to make such a deposit shall not otherwise serve to abate, stay or suspend the arbitration proceedings.

(v)                Any party shall have the right to apply for and obtain a temporary restraining order or other temporary or permanent injunctive or equitable relief from a court of competent jurisdiction to enforce the provisions hereof or to otherwise protect its rights under this Paragraph 43.

(vi)               Notwithstanding the foregoing, the following claims, disputes or disagreements under this Lease are expressly excluded from the arbitration procedures set forth herein: (a) disputes for which a different resolution determination is specifically set forth in this Lease; (b) all claims by either party which (1) seek anything other than enforcement or determination of rights under this Lease or (2) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages; (c) claims relating to (1) Landlord’s exercise of any unlawful detainer rights pursuant to applicable Legal Requirements or (2) rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant’s right of possession to the Premises, all of which disputes shall be resolved by suit filed in the applicable court of jurisdiction, the decision of which court shall be subject to appeal pursuant to applicable Legal Requirements; and (d) any claim or dispute that is within the jurisdiction of Small Claims Court.

(vii)             The provisions of this Paragraph shall not limit, require the postponement of, or in any other way preclude the exercise of any right or remedies otherwise enjoyed by any party to this Lease under the provisions hereof.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the dates set forth below.

TENANT:		LANDLORD:

ARCHER AVIATION, INC. a Delaware corporation		JACK DYMOND LATHING CO., LLC, a California limited liability company

By:	/s/ Adam Goldstein	By:	THE PILLAR GROUP, LP,
Name:	Adam Goldstein		a California limited partnership its manager
Title:	Cofounder

By:		By:	/s/ Mitchell Kalcic
Name:			Mitchell Kalcic, Trustee of the Kalcic
Title:			Revocable Living Trust U.T.A. Separate
Property, its general partner

Date:	12/15/2020	Date:	Dec 17, 2020

EXHIBIT A

PROJECT SITE PLAN

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED DECEMBER 11, 2020 BETWEEN

JACK DYMOND LATHING CO., LLC
and
ARCHER AVIATION, INC.

(see attached)

EXHIBIT B

PREMISES SPACE PLAN

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED DECEMBER 11, 2020 BETWEEN

JACK DYMOND LATHING CO., LLC
and
ARCHER AVIATION, INC.

EXHIBIT C

PROJECT RULES AND REGULATIONS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED DECEMBER 11, 2020 BETWEEN

JACK DYMOND LATHING CO., LLC
and
ARCHER AVIATION, INC.

Rules and Regulations

The terms, conditions and provisions of this Exhibit C are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease:

1.             No advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such unapproved item without notice and at Tenant’s expense.

2.             Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

3.             Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4.             All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.

5.             Except as expressly permitted by the Lease, Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises or the Building.

6.             Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.

7.             Tenant agrees not to make any duplicate keys without the prior consent of Landlord.

8.             Tenant shall park motor vehicles in those general parking areas as designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Park and loading and unloading areas of other Tenants.

9.             Tenant shall not disturb, solicit or canvas any occupant of the Building or Park and shall cooperate to prevent same.

10.           No person shall go on the roof without Landlord’s permission.

11.           Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other Tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration; provided, Landlord acknowledges that Tenant will utilize power units and forklifts.

12.           All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

13.           Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Park or on streets adjacent thereto.

14.           Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

15.           Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

16.           Tenant shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort outside of the Premises nor in or around the Building, the Park or any of the Common Areas of the foregoing. No displays or sales of merchandise shall be allowed in the parking lots or other Common Areas.

17.           Except for guide dogs and other service animals permitted under applicable accessibility and disability laws, Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Park or any of the Common Areas of the foregoing.

18.           Tenant shall not permit any motor vehicles to be washed on any portion of the Premises or in the Common Areas of the Park, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed in the Common Areas of the Park. The parking areas may not be used for washing, waxing, cleaning or servicing of any vehicle by Tenant or any of their agents, employees, invitees or licensees. Parking spaces may be used only for parking automobiles.

19.           Tenant shall abide by the health and safety requirements of the federal government, State of California, County of Santa Clara, and City of Mountain View implemented for the novel coronavirus (Covid-19), including, without limitation, exercising social distancing and taking reasonable precautions to avoid the spread of infection. No person is permitted to enter the Building if she or he has any symptoms of cough, fever, loss of taste or any other symptoms that may be associated with Covid-19. Tenant shall regularly review the guidelines published by the Centers for Disease Control (CDC) and the state and local governmental agencies, and will implement the practices and procedures suggested thereby.

20.           Landlord reserves the right to implement additional Rules and Regulations relating to access to the Premises, the Building and/or the Project which are intended to promote and protect health and physical well-being and/or intended to limit the spread of Covid-19.

Notwithstanding anything to the contrary herein, nothing contained in these Rules and Regulations shall prohibit Tenant from parking, storing, or maintaining Tenant’s vehicles or performing research and development activities on such vehicles within the Premises otherwise in accordance with the terms and conditions of the Lease.

EXHIBIT D

ELECTRICAL WORK PLANS AND SPECIFICATIONS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED DECEMBER 11, 2020 BETWEEN

JACK DYMOND LATHING CO., LLC
and
ARCHER AVIATION, INC.

(see attached)

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5
6
A
B
C
D
E
F

**Wittmers Electric, Inc.**

PROJECT

ARCHER AVIATION

SHEET TITLE

POWER PLAN

E-1

**Wittmers Electric, Inc.**

CITY SUBMITTAL

PROJECT

ARCHER AVIATION
240 S. WHISMAN RD.
MOUNTAIN VIEW, CA

SHEET TITLE

PANEL SCHEDULES

E2

**Wittmers Electric, Inc.**

| NO. | DESCRIPTION | DATE |
|---|---|---|
| | CITY SUBMITTAL | |

PROJECT

ARCHER AVIATION

MOUNTAIN VIEW, CA

SHEET TITLE

PANEL SCHEDULES

SHEET NO.

E-3

# ONE LINE DIAGRAM

AREA OF WORK

Wittmers Electric, Inc.

ARCHER AVIATION

E-3

EXHIBIT E

EXCLUDED ELECTRICAL PANEL

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED DECENBER 11, 2020 BETWEEN

JACK DYMOND LATHING CO., LLC
and
ARCHER AVIATION, INC.

(see attached)